UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 8, 2010, the DCP Holding Company (the “Company”) and each of the Company’s Directors entered into a Restricted Share Unit Rescission Agreement, which terminated the RSU Agreement given to each Director pursuant to the 2006 Dental Care Plus Management Equity Incentive Plan (the “Plan”). Pursuant to the RSU Agreement each Director was granted 18 Restricted Share Units (“Units), with a grant date of January 2, 2010. Under the RSU Agreement and the Plan, the Units would have vested upon the Director’s attendance at a minimum of 75% of the regularly scheduled meetings of the Board of Directors in calendar year 2010.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Share Unit Rescission Agreement between DCP Holding Company and each Director, dated December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: December 14, 2010	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer

Exhibit Index

10.1	Form of Restricted Share Unit Rescission Agreement between DCP Holding Company and each Director, dated December 8, 2010.